PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-204908 Dated May 2, 2016 (To Prospectus dated April 29, 2016 and Product Supplement dated May 2, 2016)

UBS AG Trigger Yield Optimization Notes

Linked to the common stock or American depositary shares of a specific company or the shares of a specific exchange traded fund

Investment Description

UBS AG Trigger Yield Optimization Notes (the “Notes”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the common stock or American depositary shares of a specific company or the shares of an exchange traded fund (the “underlying equity”). The applicable terms of an offering of Notes will be specified in the relevant final terms supplement you receive from your financial advisor. The general terms are as follows:

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Unless otherwise specified in the relevant final terms supplement, the issue price of each Note will equal the closing price of the underlying equity on the trade date (the “initial price”). The issue price of each Note and the initial price of the underlying equity will be specified in the relevant final terms supplement for your Notes.

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UBS will pay you coupons in periodic installments regardless of the performance of the underlying equity. The frequency of the coupon payments, the coupon rate and the coupon payment dates will be specified in the relevant final terms supplement for your Notes.

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At maturity, UBS will either pay you the principal amount per Note or, if the closing price of the underlying equity on the final valuation date (the “final price”) is less than the trigger price specified in the relevant final terms supplement, UBS will pay you for each of your Notes an amount in cash equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor (subject to adjustments in the case of certain corporate events described in the accompanying Trigger Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”). In this scenario, the cash payment you receive will be significantly less than your principal amount and may be zero.

Investing in the Notes involves significant risks. You may lose some or all of your principal amount. In exchange for receiving a coupon on the Notes, you are accepting the risk of receiving significantly less than your full principal amount at maturity and the credit risk of UBS for all payments under the Notes. Generally, the higher the coupon rate on a Note, the greater the risk of loss on that Note. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Features

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Income: Regardless of the performance of the underlying equity, UBS will pay you coupons in periodic installments as specified in the relevant final terms supplement for your Notes. In exchange for receiving the coupons on the Notes, you are accepting the risk of receiving a cash payment at maturity for each Note you own that is significantly less than your principal amount and may be zero, and the credit risk of UBS for all payments under the Notes.

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Contingent Repayment of Principal Amount at Maturity: If the price of the underlying equity does not close below the trigger price on the final valuation date, UBS will pay you the principal amount per Note at maturity and you will not participate in any appreciation or decline in the value of the underlying equity. If the final price of the underlying equity is less than the trigger price on the final valuation date, UBS will pay you for each of your Notes an amount in cash equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor (subject to adjustments in the case of certain corporate events described in the accompanying Trigger Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”), which will be significantly less than your principal amount and may be zero. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS.

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Notes at maturity, and the Notes can have downside market risk similar to the underlying equity. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.

You should carefully consider the risks described under “Key Risks” beginning on page 6 and under “Risk Factors” beginning on page PS-14 of the Trigger Yield Optimization Notes product supplement before purchasing any Notes. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose some or all of your initial investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network.

Note Offering

This prospectus supplement describes the general terms of Notes that we may offer. The applicable terms of any offering of Notes will be specified in the relevant final terms supplement you receive from your financial advisor.

The estimated initial value of the Notes as of the trade date will be specified in the relevant final terms supplement for each offering of the Notes. The estimated initial value of the Notes will be determined on the date of the relevant final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 6 and 7 of this prospectus supplement.

See “Additional Information about UBS and the Notes” on page iii. The Notes we are offering will have the terms set forth in the Trigger Yield Optimization Notes product supplement relating to the Notes, the accompanying prospectus, this prospectus supplement, and the relevant final terms supplement for your Notes generated when the trade is placed on the trade date.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this prospectus supplement, the Trigger Yield Optimization Notes product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Financial Services Inc.	UBS Investment Bank

Additional Information About UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Notes) with the Securities and Exchange Commission, or SEC, for each offering for which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Trigger Yield Optimization Notes product supplement dated May 2, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516570624/d351551d424b2.htm

♦	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

This prospectus supplement describes the terms that will apply generally to the Notes. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement will specify the final economic terms for that issuance of the Notes, including the estimated initial value, and will indicate the identity of the underlying equity and any changes to the general terms specified herein. Attached as Annex A to this prospectus supplement is a form of the final terms supplement which you will receive after the trade is executed on the trade date. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for the estimated initial value of the Notes and for either the trigger price or coupon rate depending on your selection of terms. Any final terms supplement should be read in connection with this prospectus supplement, the Trigger Yield Optimization Notes product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Yield Optimization Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to the “Trigger Yield Optimization Notes product supplement” mean the UBS product supplement, dated May 2, 2016, relating to the Notes generally, and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated April 29, 2016.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

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Investor Suitability

The Notes may be suitable for you if:	The Notes may not be suitable for you if:

♦     You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦     You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying equity.

♦     You believe the final price of the underlying equity is not likely to be less than the trigger price and, if it is, you can tolerate receiving a cash payment at maturity equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor, which will be an amount that is less than your principal amount or may be zero.

♦     You understand and accept that you will not participate in any appreciation in the price of the underlying equity and that your return at maturity is limited to the coupons paid on the Notes.

♦     You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

♦     You are willing to invest in the Notes based on the coupon rate range or the trigger price range (as applicable) that will be specified in the relevant preliminary terms supplement.

♦      You are willing and able to hold the Notes to maturity, and accept that there may be little or no secondary market for the Notes.

♦     You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦     You understand that the estimated initial value of the Notes determined by our internal pricing models will be lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Notes, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

♦     You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦     You require an investment designed to provide a full return of principal at maturity.

♦     You are not willing to make an investment that may have the same downside market risk as an investment in the underlying equity.

♦     You believe the final price of the underlying equity is likely to be less than the trigger price, which could result in a total loss of your initial investment.

♦     You cannot tolerate receiving a cash payment at maturity equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor, which will be an amount that is less than your principal amount or may be zero.

♦     You seek an investment that participates in the full appreciation in the price of the underlying equity or that has unlimited return potential.

♦     You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

♦     You are not willing to invest in the Notes based on the coupon rate range or the trigger price range (as applicable) that will be specified in the relevant preliminary terms supplement.

♦      You are unable or unwilling to hold the Notes to maturity, and seek an investment for which there will be an active secondary market.

♦     You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 6 of this prospectus supplement as well as the “Key Risks” section in the relevant final terms supplement for risks related to an investment in the Notes.

Summary Terms

Issuer	UBS AG
Issue Price per Note	Equal to the initial price of the underlying equity.
Principal Amount per Note	Equal to the initial price of the underlying equity.
Term	As specified in the relevant final terms supplement.
Underlying Equity	The common stock or American depositary shares of a specific company or the shares of a specific exchange traded fund as specified in the relevant final terms supplement.
Coupon Payments	UBS AG will pay interest on the principal amount of the Notes in periodic installments regardless of the performance of the underlying equity, as specified in the relevant final terms supplement for the Notes; provided that, if any coupon payment date would otherwise fall on a date which is not a business day, the relevant coupon payment date will be the first following day which is a business day unless that day falls in the next calendar month, in which case the relevant coupon payment date will be the first preceding day which is a business day. Each payment of interest due on a coupon payment date or on the maturity date, as the case may be, will include interest accrued from the last date to which interest has been paid or made available for payment (or the issue date in the case of the first coupon payment date) to the relevant coupon payment date. UBS will compute interest on the Notes on the basis of a 360-day year of twelve 30-day months. If the maturity date is postponed beyond the originally scheduled maturity date due to the occurrence of a market disruption event on the final valuation date, interest will cease to accrue on the originally scheduled maturity date.
Coupon Rate	The Notes will bear interest at a per annum rate as specified in the final terms supplement.
Payment at Maturity (per Note)

If the final price of the underlying equity is equal to or greater than the trigger price, we will pay you an amount in cash at maturity equal to your principal amount.

If the final price of the underlying equity is less than the trigger price, we will pay you for each Note you own an amount in cash at maturity equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor (subject to adjustment as described less than). In this scenario, the cash payment you receive will be significantly less than your principal amount and may be zero.

Initial Price	Unless otherwise specified in the relevant final terms supplement, the closing price of the underlying equity on the trade date.
Trigger Price	A percentage of the initial price of the underlying equity, which will be specified in the relevant final terms supplement on the trade date. The trigger price is subject to adjustments in the case of certain corporate events, as described in the Trigger Yield Optimization Notes product supplement.
Final Price	The closing price of the underlying equity on the final valuation date. The final price is subject to adjustments in the case of certain corporate events, as described in the Trigger Yield Optimization Notes product supplement.
Share Factor	The share factor is initially set equal to one. The share factor will be subject to adjustments in the case of certain corporate events as described in the accompanying Trigger Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”.
Trade Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the trade date.
Final Valuation Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the final valuation date will be the next following trading day. The final valuation date may be subject to postponement in the event of a market disruption event, as described in the Trigger Yield Optimization Notes product supplement.
Maturity Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the final valuation date. The maturity date may be subject to postponement in the event of a market disruption event, as described in the Trigger Yield Optimization Notes product supplement.
Coupon Payment Dates	As specified in the relevant final terms supplement.
CUSIP	As specified in the relevant final terms supplement.
ISIN	As specified in the relevant final terms supplement.

Investing in the Notes involves significant risks. You may lose some or all of your principal amount. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Investment Timeline

Trade Date:	The initial price of the underlying equity is set and the trigger price is determined. The coupon rate is set.

Coupon Payment Dates:	UBS pays the applicable coupon.

Maturity Date:

The final price of the underlying equity is
determined on the final valuation date.

If the final price of the underlying equity
is equal to or greater than the trigger
price, we will pay you an amount in cash at
maturity equal to your principal amount.

If the final price is less than the trigger
price, UBS will pay you for each of your Notes
an amount in cash equal to the product of (i)
the final price of the underlying equity,
multiplied by (ii) the share factor (subject to
adjustments in the case of certain corporate
events described in the accompanying Trigger
Yield Optimization Notes product supplement
under “General Terms of the Notes —
Antidilution Adjustments”).

In this scenario, the cash payment you
receive will be significantly less than your
principal amount and may be zero.

What are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” of the Trigger Yield Optimization Notes product supplement. The following discussion supplements the discussion in “Supplemental U.S. Tax Considerations” of the Trigger Yield Optimization Notes product supplement.

Tax Treatment. The U.S. federal income tax consequences of your investment in the Notes are complex and uncertain. By purchasing a Note, you and UBS hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent debt instrument and a put option contract in respect of the underlying equity. The terms of the Notes require (in the absence of an administrative determination or judicial ruling to the contrary) that you treat your Notes for U.S. federal income tax purposes as consisting of two components:

Debt component — If the Notes have a term greater than one year, the amounts treated as interest on the debt component would be includable in income by you in accordance with your regular method of accounting for interest for U.S. federal income tax purposes. If the Notes have a term of one year or less, amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently would include interest into income upon receipt of such interest.

Put option component — The put option component would generally not be taxed until sale or maturity. At maturity, the put option component would be taxed as short-term capital gain if the principal amount is repaid in cash. If the final price of the underlying equity is less than the trigger price on the final valuation date, the put option will be exercised at maturity and you will recognize short-term capital gain or loss equal to (i) the amount of cash received less (ii) the principal amount of your Notes less the total of the put option component of coupon payments received by you.

Section 1297. We will not attempt to ascertain whether any entity, the securities of which constitute the underlying equity, would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. holder in the case of a PFIC upon the sale, exchange or retirement of a security. You should refer to authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

We believe it would be reasonable to treat your Notes as described above. However, in light of the uncertainty as to the U.S. federal income tax treatment, it is possible that your Notes could be treated as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially from the treatment described above. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes. Please read the discussion in “Supplemental U.S. Tax Considerations” of the Trigger Yield Optimization Notes product supplement for a more detailed description of the tax treatment of your Notes.

Notice 2008-2. The Internal Revenue Service (the “IRS”) released Notice 2008-2 that may affect the taxation of holders of the Notes. According to the Notice, the IRS and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. Legislation has also been proposed in Congress that would require the holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is not clear whether the Notice applies to instruments such as the Notes.

Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” of the Trigger Yield Optimization Notes product supplement unless and until such time as some other treatment is more appropriate.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Non-U.S. Holders. If you are not a U.S. holder, subject to the discussion below regarding Section 871(m) and “FATCA,” you should generally not be subject to U.S. withholding tax with respect to payments on your Notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your non-U.S. status including providing a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 (as discussed below), gain from the sale or exchange of the Notes or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. or unless the non-U.S. holder is a non-resident alien and is present in the U.S. for 183 days or more during the taxable year of such sale or exchange of the Notes or settlement at maturity and certain other conditions are satisfied.

Section 897. We will not attempt to ascertain whether the issuer of the underlying equity would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of the underlying equity and the Notes were so treated, certain adverse U.S. federal income tax consequences could apply, including subjecting any gain to a non-U.S. holder in respect of the underlying equity or a Note upon a sale, exchange, redemption or maturity of the underlying equity or Note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying equity as a United States real property holding corporation or the Notes as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the Notes should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the Notes under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying asset. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Notes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the put option component of the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer).

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the Trigger Yield Optimization Notes product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

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Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the final price of the underlying equity is greater than or equal to the trigger price and only at maturity. If the final price of the underlying equity is less than the trigger price, UBS will pay you for each Note that you own an amount in cash at maturity equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor (subject to adjustments in the case of certain corporate events described in the accompanying Trigger Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”) for each Note that you own, which will be significantly less than your principal amount and may be zero.

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Higher coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Note’s underlying equity reflects a higher expectation as of the trade date that the price of the underlying equity could close below its trigger price on the final valuation date of the Note. This greater expected risk will generally be reflected in a higher coupon payable on that Note. However, the underlying equity’s volatility can change significantly over the term of the Notes and the price of the underlying equity for your Note could fall sharply, which could result in a significant loss of principal.

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The contingent repayment of principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the underlying equity price is greater than the trigger price.

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Your return on the Notes is limited to the coupons paid on the Notes — You will not participate in any appreciation of the underlying equity and your return on the Notes will be limited to the coupon payments. If the closing price of the underlying equity on the final valuation date is greater than or equal to the trigger price, UBS will pay you the principal amount of your Notes in cash at maturity and you will not participate in any appreciation in the price of the underlying equity even though you risked being subject to the decline in the price of the underlying equity. If the closing price of the underlying equity on the final valuation date is less than the trigger price, UBS will pay you for each of your Notes an amount in cash at maturity equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor (subject to adjustments in the case of certain corporate events described in the accompanying Trigger Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”), which will be significantly less than your principal amount and may be zero. Any payment at maturity will be unaffected by any appreciation or decline in the price of the underlying equity after the final valuation date. Therefore, your return on the Notes is limited to the coupons paid on the Notes and may be less than your return would be on a direct investment in the underlying equity.

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Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

Market risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and (i) in the case of common stock or American depositary shares, its issuer (the “underlying equity issuer”) or (ii) in the case of an exchange traded fund, the securities, futures contracts or physical commodities constituting the assets of that underlying equity. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the underlying equity issuer and the underlying equity for your Notes. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

♦	Fair value considerations.

♦

The issue price you pay for the Notes will exceed their estimated initial value — The issue price you pay for the Notes will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Notes by reference to our internal pricing models and it will be set forth in the relevant final terms supplement. The pricing models used to determine the estimated initial value of the Notes incorporate certain variables, including the price, volatility and expected dividends on the underlying equity, prevailing interest rates, the term of the Notes and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Notes to you. Due to these factors, the estimated initial value of the Notes as of the trade date will be less than the issue price you pay for the Notes.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Notes in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Notes at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Notes in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Notes determined by reference to our internal pricing models. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Notes as of the trade date — We may determine the economic terms of the Notes, as well as hedge our obligations, at least in part, prior to pricing the Notes on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Notes cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Notes as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Notes.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. If you are able to sell your Notes prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Notes will develop. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Notes in the secondary market (if any) may be greater than UBS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Notes, UBS Securities LLC or its affiliates may offer to buy or sell such Notes at a price that exceeds (i) our valuation of the Notes at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Notes following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Notes, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Notes. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Notes prior to maturity — The market price of the Notes will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Notes.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Notes in any secondary market.

♦

Owning the Notes is not the same as owning the underlying equity — The return on your Notes may not reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity over the term of your Notes. Furthermore, the underlying equity may appreciate substantially during the term of your Notes and you will not participate in such appreciation.

♦

No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. There can be no assurance that the underlying equity price will not rise by more than the coupons paid on the Notes or will not close below the trigger price on the final valuation date. The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity. You should be willing to accept the risks of owning equities in general and the underlying equity in particular, and the risk of losing some or all of your initial investment.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — The calculation agent may adjust the amount payable at maturity by adjusting the share factor, the trigger price and/or the final price for certain corporate events affecting the underlying equity. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity. If an event occurs that does not require the calculation agent to adjust the share factor and trigger price the market value of your Notes and the payment at maturity may be materially and adversely affected. In the case of common stock or American depositary shares, following certain corporate events relating to the issuer of the underlying equity where the issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock or American depositary shares of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such corporate event. Additionally, if the issuer of the underlying equity becomes subject to (i) a reorganization event whereby the underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock issued by another company. In the case of an exchange traded fund, following a delisting, suspension from trading or if an exchange traded fund is discontinued, the amount you receive at maturity may be based on a share of another exchange traded fund. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “General Terms of the Notes—Antidilution Adjustments” beginning on page PS-33 of the Trigger Yield Optimization Notes product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity UBS will pay you an amount in cash equal to your principal amount, unless the final price of the underlying equity is less than the trigger price (as such trigger price may be adjusted by the calculation agent upon occurrence of one or more such events). Regardless of any of the events discussed above, any payment on the Notes is subject to the creditworthiness of UBS.

♦

Exchange rate risk — The underlying equity of the Notes may be (1) the American depositary shares of a non-U.S. company, which are quoted and traded in U.S. dollars, but represent a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the American depositary shares, (2) substituted or replaced by another underlying equity that is quoted and traded in a non-U.S. currency; or (3) an exchange traded fund that invests in underlying assets that are quoted and traded in a non-U.S. currency. Holders of these Notes may be exposed to currency exchange rate risks with respect to the currencies in which such assets trade. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Notes linked to these assets.

♦

Risks associated with non-U.S. securities markets — The underlying equity of the Notes may be the American depositary shares of a non-U.S. company or an exchange traded fund that invests in non-U.S. securities. Because non-U.S. equity securities underlying the American depositary shares or an exchange traded fund may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in Notes linked to American depositary shares or exchange traded funds involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, international markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦

There are important differences between the American depositary shares and the ordinary shares of a non-U.S. company — The underlying equity of the Notes may be the American depositary shares of a non-U.S. company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Notes.

♦

Risks associated with non-U.S. companies — The underlying equity of the Notes may be the common stock of a non-U.S. company that is listed on a U.S. exchange or an exchange traded fund that invests in non-U.S. securities. An investment in the Notes linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Notes.

♦

Risks associated with emerging market companies — The underlying equity of the Notes may be the American depositary shares or common stock of a company organized in an emerging market country or an exchange traded fund that invests in securities of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Notes may be susceptible, before making a decision to invest in the Notes.

♦

The value of the underlying equity may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests — The underlying equity may be an exchange traded fund, and although the trading characteristics and valuations of such underlying equity will usually mirror the characteristics and valuations of the securities, futures contracts or physical commodities in which such exchange traded fund invests, its value may not completely track the value of such securities, futures contracts or physical commodities. The value of the underlying equity will reflect transaction costs and fees that the securities, futures contracts or physical commodities in which that exchange traded fund invests do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying equity or that there will be liquidity in the trading market.

♦

Fluctuation of NAV — The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities, futures contracts or physical commodities holdings. The market prices of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying equity may differ from its NAV per share; the underlying equity may trade at, above or below its NAV per share.

♦

Failure of the underlying equity to track the level of the underlying index — The underlying equity of the Notes may be an exchange traded fund. Such underlying equity may be designed and intended to track the level of a specific index (an “underlying index”), but various factors, including fees and other transaction costs, may prevent the underlying equity from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the underlying equity may not be equal to the performance of its underlying index during the term of the Notes.

♦

There is no affiliation between the underlying equity issuer, or for Notes linked to exchange traded funds, the issuers of the constituent stocks comprising the underlying equity (the “underlying equity constituent stock issuers”), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying equity issuer or, if applicable, any underlying equity constituent stock issuers. However, we are not affiliated with the underlying equity issuer or any underlying equity constituent stock issuers and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should make your own investigation into the underlying equity issuer or, if applicable, each underlying equity constituent stock issuer. Neither the underlying equity issuer nor any underlying equity constituent stock issuer is involved in the Notes offered hereby in any way and has no obligation of any sort with respect to your Notes. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

♦

Potential UBS impact on the market price of the underlying equity — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity may adversely affect the market price of the underlying equity and, therefore, the market value of your Notes.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price is less than the trigger price and accordingly the payment at maturity on your Notes. The calculation agent may postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date and may make adjustments to the share factor, trigger price, final price and/or the underlying equity itself for certain corporate events affecting the underlying equity. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-33 of the Trigger Yield Optimization Notes product supplement. As UBS determines the economic terms of the Notes, including the coupon rate and trigger price, and such terms include hedging costs, issuance costs and projected profits, the Notes represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying equity to which the Notes are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Notes — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Notes, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Notes. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Note (such percentage to be specified in the relevant final terms supplement, but will not exceed 2.75%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Notes in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section above entitled “What are the Tax Consequences of the Notes?” and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Trigger Yield Optimization Notes product supplement and consult your tax advisor about your tax situation.

Hypothetical Examples and Return Table

Assumptions

The following examples and return table illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following*:

Term:	6 months
Principal amount:	$100.00 per Note (equal to the initial price of the underlying equity)
Coupon rate**:	12.00% per annum (or $1.00 per monthly period)
Total coupon payable**:	6.00% (or $6.00 per Note)
Initial price of the underlying equity:	$100.00 per share
Trigger price:	$80.00 (80% of the initial price)
Dividend yield on the underlying equity***:	0.50% (based on 1.00% per annum)

*	Actual coupon rate and terms for each Note to be specified in the relevant final terms supplement. Amounts here have been rounded for ease of analysis.
**	Coupon payments will be paid in arrears in 6 periodic installments.
***	Hypothetical dividend yield holders of the underlying equity might receive over the term of the Notes. The assumed dividend yield represents a hypothetical dividend return and is not a full annualized yield. The actual dividend yield for any underlying equity may vary from the assumed dividend yield used for purposes of the following examples. Regardless, investors in the Notes will not receive any dividends paid on the underlying equity.

Hypothetical Examples

Scenario #1: The final price of the underlying equity is not less than the trigger price of $80.00.

Since the final price of the underlying equity is not less than the trigger price of $80.00, the issuer will pay you at maturity a cash payment equal to the principal amount of your Notes. This investment would outperform an investment in the underlying equity if the price appreciation of the underlying equity (plus dividends, if any) over the term of the Notes is less than 6.00%.

If the closing price of the underlying equity on the final valuation date is $100.00 (no change in the price of the underlying equity):

Payment at Maturity:	$100.00
Coupons:	$6.00	($1.00 x 6 = $6.00)

Total:	$106.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying equity is 0.50% (including dividends).

If the closing price of the underlying equity on the final valuation date is $130.00 (an increase of 30%):

Payment at Maturity:	$100.00
Coupons:	$6.00	($1.00 x 6 = $6.00)

Total:	$106.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying equity is 30.50% (including dividends).

If the closing price of the underlying equity on the final valuation date is $85.00 (a decline of 15%):

Payment at Maturity:	$100.00
Coupons:	$6.00	($1.00 x 6 = $6.00)

Total:	$106.00
Total Return on the Notes:	6.00%

In this example, the total return on the Notes is 6.00% while the total return on the underlying equity is a loss of 14.50% (including dividends).

Scenario #2: The final price of the underlying equity is less than the trigger price of $80.00.

Since the final price of the underlying equity is less than the trigger price of $80.00, the issuer will pay you for every Note you hold an amount in cash at maturity equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor (subject to adjustments in the case of certain corporate events described in the accompanying Trigger Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”).

If the closing price of the underlying equity on the final valuation date is $45.00 (a decline of 55%):

Payment at Maturity:	$45.00
Coupons:	$6.00	($1.00 x 6 = $6.00)

Total:	$51.00
Total Return on the Notes:	-49.00%

In this example, the total return on the Notes is a loss of 49.00% while the total return on the underlying equity is a loss of 54.50% (including dividends).

If the closing price of the underlying equity on the final valuation date is $70.00 (a decline of 30%):

Payment at Maturity:	$70.00
Coupons:	$6.00	($1.00 x 6 = $6.00)

Total:	$76.00
Total Return on the Notes:	-24.00%

In this example, the total return on the Notes is a loss of 24.00% while the total return on the underlying equity is a loss of 29.50% (including dividends).

Hypothetical Return Table

Final Price(1)	Equity Price Return(2)	Total Return on the Underlying Equity(3)	Payment at Maturity on the Notes(4)	Total Coupons Paid on the Notes(5)	Total Return on the Notes at Maturity(6)
$150.00	50.00%	50.50%	$100.00	$6.00	6.00%
$145.00	45.00%	45.50%	$100.00	$6.00	6.00%
$140.00	40.00%	40.50%	$100.00	$6.00	6.00%
$135.00	35.00%	35.50%	$100.00	$6.00	6.00%
$130.00	30.00%	30.50%	$100.00	$6.00	6.00%
$125.00	25.00%	25.50%	$100.00	$6.00	6.00%
$120.00	20.00%	20.50%	$100.00	$6.00	6.00%
$115.00	15.00%	15.50%	$100.00	$6.00	6.00%
$110.00	10.00%	10.50%	$100.00	$6.00	6.00%
$105.00	5.00%	5.50%	$100.00	$6.00	6.00%
$100.00	0.00%	0.50%	$100.00	$6.00	6.00%
$95.00	-5.00%	-4.50%	$100.00	$6.00	6.00%
$90.00	-10.00%	-9.50%	$100.00	$6.00	6.00%
$85.00	-15.00%	-14.50%	$100.00	$6.00	6.00%
$80.00	-20.00%	-19.50%	$100.00	$6.00	6.00%
$75.00	-25.00%	-24.50%	$75.00	$6.00	-19.00%
$70.00	-30.00%	-29.50%	$70.00	$6.00	-24.00%
$65.00	-35.00%	-34.50%	$65.00	$6.00	-29.00%
$60.00	-40.00%	-39.50%	$60.00	$6.00	-34.00%
$55.00	-45.00%	-44.50%	$55.00	$6.00	-39.00%
$50.00	-50.00%	-49.50%	$50.00	$6.00	-44.00%
$45.00	-55.00%	-54.50%	$45.00	$6.00	-49.00%

(1)	The hypothetical final price of the underlying equity as of the final valuation date.

(2)

The hypothetical equity price return range is provided for illustrative purposes only. The actual equity price return may be less than -55%. Therefore, you may lose up to 100% of your principal amount.

(3)	The hypothetical total return on the underlying equity at maturity includes a hypothetical 0.50% cash dividend payment (based on 1.00% per annum).

(4)

The hypothetical payment that the issuer makes on the maturity date. If the hypothetical final price is equal to or greater than the trigger price, the payment at maturity consists of the principal amount in cash. If the hypothetical final price is less than the hypothetical trigger price, the issuer will pay for each Note you own an amount in cash equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor (subject to antidilution adjustments), which will be significantly less than your principal amount and may be zero.

(5)	The hypothetical coupons paid on the Notes, equal to 6.00% over the term of the Notes (equivalent to 12.00% per annum).

(6)	Valued as of the maturity date.

Information about the Underlying Equity

All disclosures regarding the applicable underlying equity will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity. You should make your own investigation into the underlying equity.

The underlying equity is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying equity with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the applicable underlying equity under the Exchange Act can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Notes at the issue price to the public less the underwriting discount indicated on the cover of the final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. UBS Securities LLC will agree to resell all of the Notes to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis after the trade date over a period specified in the section “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 6 and 7 of this prospectus supplement.

Annex A

Form of Final Terms Supplement

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-204908

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these Notes until the Prospectus, Product Supplement, Prospectus Supplement and Terms Supplement (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Notes, and we are not soliciting offers to buy these Notes, in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION FINAL TERMS SUPPLEMENT (To Prospectus dated April 29, 2016, Product Supplement dated May 2, 2016 and Prospectus Supplement dated May 2, 2016)

Final Terms Supplement

UBS AG Trigger Yield Optimization Notes

UBS AG $[•] Notes Linked to [common stock] [American depositary shares] [shares] of [•] due [•]

Final Terms

Issuer	UBS AG, [•] Branch
Issue Price per Note	Equal to the initial price of the underlying equity.
Principal Amount per Note	Equal to the initial price of the underlying equity.
Term	Approximately [•] months
Underlying Equity	The [common stock] [American depositary shares] [shares] of [•].
Coupon Payments

UBS AG will pay interest on the principal amount of the Notes on the coupon payment dates; provided that, if any coupon payment date would otherwise fall on a date which is not a business day, the relevant coupon payment date will be the first following day which is a business day unless that day falls in the next calendar month, in which case the relevant coupon payment date will be the first preceding day which is a business day. Each payment of interest due on a coupon payment date or on the maturity date, as the case may be, will include interest accrued from the last unadjusted coupon payment date to which interest has been paid or made available for payment (or the issue date in the case of the first coupon payment date) to the relevant unadjusted coupon payment date.

UBS will compute interest on the Notes on the basis of a 360-day year of twelve 30-day months. If the maturity date is postponed beyond the originally scheduled maturity date due to the occurrence of a market disruption event on the final valuation date, interest will cease to accrue on the originally scheduled maturity date. The table below reflects the coupon rate of [•]% per annum. Amounts in the table below may have been rounded for ease of analysis.

	Coupon Payment Date*	Coupon Payment (per Note)
	[•]	[•]
	[•]	[•]
	[•]	[•]
	[•]	[•]
	[•]	[•]
	[•]	[•]
	[•]	[•]
	[•]	[•]
	[•]	[•]
	[•]	[•]
	[•]	[•]
	[•]	[•]

*   Coupon payment dates are subject to postponement in the event of a market disruption event, as described in the Trigger Yield Optimization Notes product supplement. The record date for coupon payment will be one business day preceding the coupon payment date.

Coupon Rate	The Notes will bear interest at a rate of [•]% per annum.
Total Coupon Payable	[•]%
Payment at Maturity (per Note)

If the final price of the underlying equity is equal to or greater than the trigger price, we will pay you an amount in cash at maturity equal to your principal amount.

If the final price of the underlying equity is less than the trigger price, we will pay you for each Note you own an amount in cash at maturity equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor (subject to adjustment as described below). In this scenario, the cash payment you receive will be significantly less than your principal amount and may be zero.

Closing Price	On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying equity during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.

Initial Price	$[•], which is the closing price of the underlying equity on the trade date.
Trigger Price	$[•], which is [•]% of the initial price of the underlying equity. The trigger price is subject to adjustments in the case of certain corporate events, as described in the Trigger Yield Optimization Notes product supplement.
Final Price	The closing price of the underlying equity on the final valuation date. The final price is subject to adjustments in the case of certain corporate events, as described in the Trigger Yield Optimization Notes product supplement.
Share Factor	The share factor is initially set equal to one. The share factor will be subject to adjustments in the case of certain corporate events as described in the accompanying Trigger Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”.
Trade Date	[•]
Settlement Date	[•]
Final Valuation Date	[•]. The final valuation date may be subject to postponement in the event of a market disruption event, as described in the Trigger Yield Optimization Notes product supplement.
Maturity Date	[•]. The maturity date may be subject to postponement in the event of a market disruption event, as described in the Trigger Yield Optimization Notes product supplement.
CUSIP	[•]
ISIN	[•]
Valoren	[•]
Tax Treatment	There is no tax authority that specifically characterizes the Notes. UBS and you agree, in the absence of an administrative determination or judicial ruling to the contrary, to characterize the Notes for tax purposes as an investment unit consisting of a non-contingent debt instrument and a put option contract in respect of the underlying equity. With respect to coupon payments you receive, you agree to treat such payments as consisting of interest on the debt component and a payment with respect to the put option as follows:

Coupon Rate	Interest on Debt Component	Put Option Component
[•]% per annum	[•]% per annum	[•]% per annum

For further details and possible alternative tax treatments, please refer to the section entitled “What are the Tax Consequences of the Notes” in the prospectus supplement for more information.

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full principal amount of the Notes at maturity, and the Notes can have downside market risk similar to the underlying equity. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.

You should carefully consider the risks described under “Key Risks” beginning on page A-5, under “Key Risks” on page 6 of the prospectus supplement and under “Risk Factors” beginning on page PS-14 of the Trigger Yield Optimization Notes product supplement before purchasing any Notes. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose some or all of your initial investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network.

The estimated initial value of the Notes as of the trade date is $[•] for Notes linked to the underlying equity. The estimated initial value of the Notes was determined on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-5 and A-6 of this final terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered prospectus supplement, the Trigger Yield Optimization Notes product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Notes” on page A-4. The Notes we are offering will have the terms set forth in the prospectus supplement dated May 2, 2016 relating to the Notes, the Trigger Yield Optimization Notes product supplement, the accompanying prospectus and this final terms supplement.

Offering of Notes	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Note	Total	Per Note	Total	Per Note
[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]

UBS Financial Services Inc.	UBS Investment Bank

Final Terms Supplement dated [•]

Additional Information About UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Notes) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Prospectus Supplement dated May 2, 2016:

[•]

♦	Trigger Yield Optimization Notes product supplement dated May 2, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516570624/d351551d424b2.htm

♦	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Yield Optimization Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to “prospectus supplement” mean the UBS prospectus supplement dated May 2, 2016, references to “Trigger Yield Optimization Notes product supplement” mean the UBS product supplement, dated May 2, 2016, relating to the Notes generally and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated April 29, 2016.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the Trigger Yield Optimization Notes product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦

Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the final price of the underlying equity is greater than or equal to the trigger price and only at maturity. If the final price of the underlying equity is less than the trigger price, UBS will pay you for each Note that you own an amount in cash at maturity equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor (subject to adjustments in the case of certain corporate events described in the accompanying Trigger Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”), which will be significantly less than your principal amount and may be zero.

♦

Higher coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Note’s underlying equity reflects a higher expectation as of the trade date that the price of the underlying equity could close below its trigger price on the final valuation date of the Note. This greater expected risk will generally be reflected in a higher coupon payable on that Note. However, the underlying equity’s volatility can change significantly over the term of the Notes and the price of the underlying equity for your Note could fall sharply, which could result in a significant loss of principal.

♦

The contingent repayment of your principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the equity price is greater than the trigger price.

♦

Your return on the Notes is limited to the coupons paid on the Notes — You will not participate in any appreciation of the underlying equity and your return on the Notes will be limited to the coupon payments. If the closing price of the underlying equity on the final valuation date is greater than or equal to the trigger price, UBS will pay you the principal amount of your Notes in cash at maturity and you will not participate in any appreciation in the price of the underlying equity even though you risked being subject to the decline in the price of the underlying equity. If the closing price of the underlying equity on the final valuation date is less than the trigger price, UBS will pay you for each Note that you own an amount in cash at maturity equal to the product of (i) the final price of the underlying equity, multiplied by (ii) the share factor (subject to adjustments in the case of certain corporate events described in the accompanying Trigger Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”), which will be significantly less than your principal amount and may be zero. Any payment at maturity will be unaffected by any appreciation or decline in the price of the underlying equity after the final valuation date. Therefore, your return on the Notes is limited to the coupons paid on the Notes and may be less than your return would be on a direct investment in the underlying equity.

♦

Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

Market risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and (i) in the case of common stock or American depositary shares, its issuer (the “underlying equity issuer”) or (ii) in the case of an exchange traded fund, the securities, futures contracts or physical commodities constituting the assets of that underlying equity. These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the underlying equity issuer and the underlying equity for your Notes. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

♦	Fair value considerations.

♦

The issue price you pay for the Notes exceeds their estimated initial value — The issue price you pay for the Notes exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we determined the estimated initial value of the Notes by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Notes incorporate certain variables, including the price, volatility and expected dividends on the underlying equity, prevailing interest rates, the term of the Notes and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Notes to you. Due to these factors, the estimated initial value of the Notes as of the trade date is less than the issue price you pay for the Notes.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Notes in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Notes at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Notes in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Notes determined by reference to our internal pricing models. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Notes as of the trade date — We may determine the economic terms of the Notes, as well as hedge our obligations, at least in part, prior to pricing the Notes on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Notes cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Notes as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Notes.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. If you are able to sell your Notes prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Notes will develop. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Notes in the secondary market (if any) may be greater than UBS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Notes, UBS Securities LLC or its affiliates may offer to buy or sell such Notes at a price that exceeds (i) our valuation of the Notes at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Notes following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Notes, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Notes. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Notes prior to maturity — The market price of the Notes will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Notes.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Notes in any secondary market.

♦

Owning the Notes is not the same as owning the underlying equity — The return on your Notes may not reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity over the term of your Notes. Furthermore, the underlying equity may appreciate substantially during the term of your Notes and you will not participate in such appreciation.

♦

No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying equity will rise or fall. There can be no assurance that the underlying equity price will not rise by more than the coupons paid on the Notes or will not close below the trigger price on the final valuation date. The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity. You should be willing to accept the risks of owning equities in general and the underlying equity in particular, and the risk of losing some or all of your initial investment.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — The calculation agent may adjust the amount payable at maturity by adjusting the share factor, the trigger price and/or the final price for certain corporate events affecting the underlying equity. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity. If an event occurs that does not require the calculation agent to adjust the share factor and trigger price the market value of your Notes and the payment at maturity may be materially and adversely affected. In the case of common stock or American depositary shares, following certain corporate events relating to the issuer of the underlying equity where the issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock or American depositary shares of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such corporate event. Additionally, if the issuer of the underlying equity becomes subject to (i) a reorganization event whereby the underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) an underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on the common stock issued by another company. In the case of an exchange traded fund, following a delisting, suspension from trading or if an exchange traded fund is discontinued, the amount you receive at maturity may be based on a share of another exchange traded fund. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “General Terms of the Notes—Antidilution Adjustments” beginning on page PS-33 of the Trigger Yield Optimization Notes product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity UBS will pay you an amount in cash equal to your principal amount, unless the final price of the underlying equity is less than the trigger price (as such trigger price may be adjusted by the calculation agent upon occurrence of one or more such events). Regardless of any of the events discussed above, any payment on the Notes is subject to the creditworthiness of UBS.

♦

[Exchange rate risk — The Notes are linked to the American depositary shares of a non-U.S. company. Because American depositary shares are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Notes linked to American depositary shares.]

♦

[Risks associated with non-U.S. securities markets — The Notes are linked to the American depositary shares of a non-U.S. company. Because non-U.S. equity securities underlying the American depositary shares may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in Notes linked to American depositary shares involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, international markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

♦

[There are important differences between the American depositary shares and the ordinary shares of a non-U.S. company — The Notes are linked to the American depositary shares of a non-U.S. company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. company and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the non-U.S. company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Notes.]

♦

[Risks associated with non-U.S. companies — The Notes are linked to the common stock of a non-U.S. company that is listed on a U.S. exchange. An investment in the Notes linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Notes.]

♦

[Risks associated with emerging market companies — The underlying equity issuer is a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Notes are susceptible, before making a decision to invest in the Notes.]

♦

[The value of the underlying equity may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests — Although the trading characteristics and valuations of the underlying equity will usually mirror the characteristics and valuations of the securities, futures contracts or physical commodities in which such exchange traded fund invests, its value may not completely track the value of such securities, futures contracts or physical commodities. The value of the underlying equity will reflect transaction costs and fees that the securities, futures contracts or physical commodities in which that exchange traded fund invests do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying equity or that there will be liquidity in the trading market.]

♦

[Fluctuation of NAV — The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities, futures contracts or physical commodities holdings. The market prices of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying equity may differ from its NAV per share; the underlying equity may trade at, above or below its NAV per share.]

♦

[Failure of the underlying equity to track the level of the underlying index – While the underlying equity is designed and intended to track the level of a specific index (an “underlying index”), various factors, including fees and other transaction costs, will prevent the underlying equity from correlating exactly with changes in the level of such underlying index. Accordingly, the performance of the underlying equity will not be equal to the performance of its underlying index during the term of the Notes.]

♦

There is no affiliation between the underlying equity issuer, or for Notes linked to exchange traded funds, the issuers of the constituent stocks comprising the underlying equity (the “underlying equity constituent stock issuers”), and UBS, and UBS is not responsible for any disclosure by such issuer(s) — We and our affiliates may currently, or from time to time in the future engage in business with the underlying equity issuer or, if applicable, any underlying equity constituent stock issuers. However, we are not affiliated with the underlying equity issuer or any underlying equity constituent stock issuers and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Notes, should make your own investigation into the underlying equity issuer or, if applicable, each underlying equity constituent stock issuer. Neither the underlying equity issuer nor any underlying equity constituent stock issuer is involved in the Notes offered hereby in any way and has no obligation of any sort with respect to your Notes. Such issuer(s) have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

♦

Potential UBS impact on the market price of the underlying equity — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity may adversely affect the market price of the underlying equity and, therefore, the market value of your Notes.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price is less than the trigger price and accordingly the payment at maturity on your Notes. The calculation agent may also postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date and may make adjustments to the share factor, trigger price, final price and/or the underlying equity itself for certain corporate events affecting the underlying equity. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-33 of the Trigger Yield Optimization Notes product supplement. As UBS determines the economic terms of the Notes, including the coupon rate and trigger price, and such terms include hedging costs, issuance costs and projected profits, the Notes represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates may publish research or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes, and which may be revised without notice. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may influence the value of the Notes.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Notes — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Notes, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Notes. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes which may serve as an incentive to sell these Notes instead of other investments. We will pay total underwriting compensation of [•]% per Note to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Notes in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the sections entitled “What are the Tax Consequences of the Notes” in the prospectus supplement and “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Trigger Yield Optimization Notes product supplement and consult your tax advisor about your tax situation.

Information About the Underlying Equity

All disclosures regarding the underlying equity are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity. You should make your own investigation into the underlying equity.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and/or the Investment Company Act of 1940, as applicable. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the applicable underlying asset can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

[Underlying Equity]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity.

Historical Information

The following table sets forth the quarterly high and low closing prices for [•]’s [common stock] [American depositary shares] [shares], based on daily closing prices on the primary exchange for [•]. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. [The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.] UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. [•]’s closing price on [•], [•] was $[•]. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]	[•]	$•	$•	$•
[•]*	[•]*	$•	$•	$•

*	As of the date of this final terms supplement, available information for the [•] calendar quarter of [•] includes data for the period from [•], [•] through [•], [•]. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the [•] calendar quarter of [•].

The graph below illustrates the performance of [•]’s [common stock] [American depositary shares] [shares] for the period indicated, based on information from Bloomberg. The solid line represents the trigger price of $[•], which is equal to [•]% of the closing price on [•], [•]. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

[GRAPHIC]

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Notes at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. UBS Securities LLC has agreed to resell all of the Notes to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than [•] months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-5 and A-6 of this final terms supplement.

ANNEX B

UBS Equity Investor – Investment Guide

Trigger Yield Optimization Notes (cash settled) UBS Equity Investor investment guide

B-3 | Trigger Yield Optimization Notes Contents B-4 Overview B-5 How the notes work B-9 An example investment B-14 Key investment risks B-16 Where to find additional information B-17 Glossary

Trigger Yield Optimization Notes
|

Overview
UBS Equity Investor is a proprietary trading system that
allows you and your financial advisor to customize
structured investments on a same-day basis.
Trigger Yield Optimization Notes (referred to as the
notes) are one of the investments that can be built for
you using UBS Equity Investor. These notes are debt
securities issued by UBS AG that are designed to
provide fixed coupon payments for investors willing to
accept the downside market risk of individual stocks
(including American depositary shares) or exchange-
traded funds (ETFs), subject to a trigger feature which
may potentially limit exposure to negative market
returns at maturity.
Trigger Yield Optimization Notes are not a substitute
for traditional fixed income investments.
Because an investment in a Trigger Yield Optimization
Note involves a significant risk of loss, it is important
that you familiarize yourself with the features and risks
of these investments before you invest. In this guide,
you will learn about how these notes work and
understand some of the terminology related to these
notes. You can also walk through a hypothetical
example of an investment in a note and read a
summary of key investment risks.
This investment guide is just one step in learning about
Trigger Yield Optimization Notes. In the prospectus
supplement, of which this investment guide is an annex
(and which also includes a sample final terms
supplement
you
will
find
links
to
the
product
supplement and the base prospectus (collectively, with
the prospectus supplement, the base offering
documents) for the notes, which you should read and
understand prior to investing in any notes. You will also
find instructions on how you can find additional
information about the issuer of the notes, UBS AG.
If you wish to invest or if you have any questions about
these or other opportunities, please contact your UBS
financial advisor.
),

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Trigger Yield Optimization Notes
How the notes work
What are Trigger Yield Optimization Notes?
Trigger Yield Optimization Notes are unsecured debt
instruments issued by UBS AG (UBS). Like a traditional UBS
debt instrument, any payment on a note is subject to the
creditworthiness of UBS. However, unlike a traditional debt
instrument, UBS is not necessarily obligated to repay the full principal amount of a note at maturity. Whether or not UBS
repays the full principal amount of a note at maturity
depends on the performance of the stock or ETF to which the
note is linked
(which
is
referred
to
as
the
underlying
equity).
Trigger Yield Optimization Notes can have the same
downside market risk as the underlying equity. Therefore, if you purchase a Trigger Yield Optimization Note, you are
accepting the risk that you may not receive your full principal amount back at maturity. For accepting this risk of loss, UBS will pay higher coupon rates on your note compared to the
rates that UBS would pay on a traditional debt instrument
with the same maturity. So, as a rule of thumb, the higher
the interest rate is on a note, the greater the risk of loss will be on the note. Due to this risk of loss, Trigger Yield
Optimization Notes are not meant to be substitutes for
traditional fixed income investments.
How much do the notes cost?
The issue price
and principal amount of the Trigger Yield
Optimization Notes is the same as the closing price
of
the
underlying
equity
on
the
trade
date
for
the notes. We
refer to the closing price of the underlying equity on the
trade date as the initial price.
So if the underlying equity closes at $25.00 per share
on the trade date, the initial price of the underlying
equity will be $25.00 and the issue price of each note
will also be $25.00. The issue price includes all fees
payable on the notes, including the fees paid to your
financial advisor. We discuss fees in more detail below.
The notes are subject to minimum issue size and
individual purchase amount requirements, as discussed
below and in the base offering documents.
How much interest will I receive on the notes?
Before you agree to purchase the Trigger Yield
Optimization Notes, you will receive a preliminary
terms supplement
that summarizes the terms of the
notes, including the indicative interest rate on the notes
(which is referred to as the coupon rate). The coupon
rate for the notes will vary depending on a number of
factors (including those set forth in the table below).
UBS will pay you a periodic coupon regardless of how
the underlying equity performs. However, it is
important to keep in mind that, although Trigger Yield
Optimization Notes pay a fixed, periodic coupon, they
carry a significant risk of loss. Therefore, they are not
meant to be used as substitutes for traditional fixed
income investments.
What will UBS pay at maturity of the notes?
At maturity, UBS' payment to you will depend on the
performance of the underlying equity relative to a
predetermined trigger price. The trigger price for
your
Relationship between the trigger price, coupon rate and selected factors
Factors
that
influence
the
trigger
price
and
coupon
rate
of
your
note
Trigger price
Coupon rate
Implied
volatility
of
stock
Dividend rate
of stock
Market
interest rates
UBS
Trigger price
n/a
Coupon rate
n/a
This table is based on generalizations for ease of conceptual understanding. For the respective term or factor in each column, the arrow indicates the general relationship to the trigger price or coupon rate, as applicable. An up-arrow indicates a generally positive relationship. A down-arrow indicates a generally negative relationship. E.g., a higher implied volatility for the underlying equity generally results in a lower trigger price or a higher coupon rate for your note. The relationship between the trigger price, coupon rate and the selected factors may vary in individual cases based on complex and interrelated political, economic, financial and other factors.
creditworthiness

Trigger Yield Optimization Notes
|

notes is set on the trade date at a price below the initial
price of the underlying equity—typically 60% to 90% of
the initial price. The trigger price for each note will vary depending on a number of factors (including those set
forth in the table on the previous page). Generally, a
higher trigger price corresponds to a higher coupon
rate, but also results in a greater risk of loss.
On the
final valuation date
for your note, UBS will
observe the closing price of the underlying equity (which
is referred to as the final price) relative to the trigger
price. If the final price is equal to or greater than the
trigger price, UBS will repay you the full principal
amount of your note on the maturity date (typically
three business days after the final valuation date). You
will not participate in any increase in the price of the
underlying equity.
If the final price of the underlying equity is less than the trigger price, UBS will pay you less than the principal
amount, if anything, at maturity. In this case, UBS will
pay you at maturity an amount in cash per note equal to
the final price of one share of the underlying equity
multiplied
by
a
share
factor.
The
share
factor
is
set
equal to 1.0 on the trade date, but is subject to
adjustments for certain corporate events described in
the base offering documents. In this scenario, you will
incur a loss on your investment equal to the percentage
decline of the underlying equity over the term of the
notes.
Because Trigger Yield Optimization Notes are
unsubordinated, unsecured debt obligations of UBS, all
payments on the notes are subject to the
creditworthiness of UBS. If UBS is unable to pay its
obligations as they come due, you could lose some or all
of your investment in the Notes.
Can I elect to receive shares instead of cash at
maturity?
Before you purchase your notes, you can ask your
financial advisor to structure them so that if the final
price of the underlying equity is below the trigger price,
rather than paying an amount in cash, UBS will instead
deliver to you one share of the underlying equity per
note at maturity. Each share you receive on the
maturity date could be worth more or less than the
share was worth on the final valuation date and is likely
to be worth less, and may be worth significantly less,
than the principal amount per note. The actual gain or
loss on your investment in the note will depend on the
value of the shares whenever you sell them. If the
shares are worthless, you will lose your entire
investment.
Even if you elect for physical delivery at maturity, UBS
will pay you cash in lieu of any fractional shares at
maturity. Fractional shares may occur in the case of a
stock split or other corporate action that would
otherwise require UBS to deliver less than one share
per note.
What underlying equities are available for the
notes?
There are over 200 stocks and ETFs available for you
to select as an underlying equity for your note. The
preliminary terms supplement you receive will include a
brief description of the underlying equity selected,
along with instructions on how to find additional
information about the underlying equity.
What are the fees associated with the notes?
The fees associated with the notes include a sales
concession paid to UBS Financial Services Inc., which
pays your financial advisor, as well as the costs and
potential profit to UBS for issuing and hedging its
obligations under the notes. These fees are embedded
in
Understanding
the
relationship
between
the
closing
price
and
the
payment
at
maturity
Trade date
The trigger price is
set below the initial price
The initial price is determined. The issue price and
principal amount per note is equal to the initial price.
Closing price
Trigger price
Initial price
Final valuation date
If the final price
trigger price, UBS repays the full principal amount per
note at maturity.
Table assumes the selection of the cash settlement option at maturity and that the share factor is not adjusted during the term of the notes. Please refer
to
the
below
discussion
for
details
regarding
the
physical
delivery
option.
If
the
final
price
<
trigger
price,
UBS pays an
amount per note at maturity equal to the final
price of one share of the underlying equity
multiplied by the share factor, which
will
be
worth
less
than
the
principal
amount
per
note.

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Trigger Yield Optimization Notes
the issue price that you pay for the notes and are
reflected in the terms of the note. Once the terms of
the note are set, these fees do not reduce the coupon
payments you are entitled to receive or the payment at
maturity of the notes, but they may affect the price of
the notes prior to maturity.
What if I want to sell the notes before maturity?
The notes will not be listed on any exchange. Although
the notes are designed to be held to maturity, you may
be able to sell your notes back to UBS prior to maturity.
The price that you receive for your note may be more
or less than the principal amount of your note and may
be less than the principal amount even if the underlying
equity price is equal to or greater than the trigger
price. Please keep in mind that UBS is not obligated to
make a market for your notes and you may not be able
to sell your notes prior to maturity. Therefore, you
should be prepared to hold your notes to maturity.
What happens if there is a stock split or a
merger?
For stock splits, mergers or other corporate actions
relating to the underlying equity, the calculation
agent
for the notes will generally make an adjustment
to the initial price, the trigger price, final price, what
you may receive at maturity and/or the underlying
equity. The type of adjustment will depend on the type
of corporate action that has occurred and, in some
cases, no adjustment may be made. The base offering
documents for the notes describe some of the
corporate actions that may occur and some of the
adjustments that may occur. The purpose of any
adjustment by the calculation agent is generally to
offset any change in the economic position of the
investors and UBS from the corporate action. If a
corporate action occurs and the calculation agent does
not make any adjustment, the market value of your
notes and the payment at maturity may be negatively
affected. Because the calculation agent for the notes is
an affiliate of UBS, the calculation agent may have a
conflict of interest in determining whether and how to
make any adjustments.
What are the expected tax consequences of
investing in the notes?
The base offering documents for the notes will contain
tax disclosure describing the expected U.S. federal
income tax consequences of investing in the notes. The
tax consequences are complex and uncertain. As a
reminder, UBS and its employees do not provide tax
advice. You should consult with your tax advisor prior
to investing in any notes.
As described in the base offering documents, UBS
expects to treat the notes for tax purposes as a
combination of a debt instrument and a put option on
the underlying equity. Under this treatment, UBS will
report a portion of the coupons it pays to you as
interest on the debt component, taxable in the year
you receive it, and treat the remainder of the coupon
as put option premium, which is deferred for tax
purposes. At maturity, if UBS repays the principal
amount in cash, you will have to recognize the deferred
put option premium as short-term capital gain at that
time. If, instead, UBS delivers shares of the underlying
equity at maturity, your holding period with respect to
the shares will start at that time and your tax basis in
the shares will be equal
to the price you paid for the
notes minus the deferred
put option premium. If you
have elected to receive cash instead of shares at
maturity, at the time you receive the cash payment,
you will recognize the deferred put option premium as
short-term capital gain and recognize a capital loss
(short-term or long-term depending on your holding
period for the notes) equal to the difference between
the cash you received and your purchase price for the
notes.
The Internal Revenue Service could assert a different
tax treatment for the notes, which could require you
and UBS to treat the notes differently than described in
the base offering documents.

Investment summary
Higher coupon rates
UBS will pay you fixed coupon
payments at a higher coupon rate
than you could receive on a
traditional UBS debt instrument.
However, the greater the coupon
rate is, the greater your risk of loss
at maturity will generally be. In
addition, you will not participate in
any appreciation in the price of the
underlying equity during the term
of the notes.
Downside equity market risk
If the final price of the underlying
equity is less than the trigger price,
UBS will not repay the full principal
amount of your notes at maturity.
In that case, UBS will deliver to you
shares of the underlying equity (or
cash) that are likely to be worth
less, and may be worth
substantially less, than your
principal amount.
Additional considerations
You will be subject to the
creditworthiness of UBS for all
payments under the notes. There
may be limited or no liquidity for
the notes. The tax consequences of
investing in the notes are complex
and uncertain. Please see the risk
section of this investment guide
and the base offering documents
for additional important
considerations.
Trigger Yield Optimization Notes
|

An example investment
1) Select an underlying equity
You and your financial advisor can select an underlying
equity for your note from a list of over 200 stocks and
ETFs. Many investors use different strategies in
determining which underlying equity to select (see the
table below for a discussion of some of these
strategies).
For purposes of this example investment, we will use a
fictional underlying equity for your note: XYZ common
stock.
2) Select a maturity for your
note
Consider how long you want to hold your investment.
The maturity of your note can be any length of time
from three months to two years, in one month
increments. Remember that you should be prepared to
hold your note to maturity.
For purposes of this example investment, we will use a
maturity of six months.
3) Select whether you want to receive cash or
physical settlement at maturity
If you select physical settlement and the final price of
the underlying equity is below the trigger price, at
maturity UBS will deliver to you one share of the
underlying equity per note. If you select cash
settlement and the final price of the underlying equity
is below the
trigger price, at maturity UBS will pay you an amount in
cash per note equal to the final price of the underlying
equity multiplied by the share factor.
Regardless of whether you select cash or physical
settlement at maturity, if the final price of the
underlying equity is equal to or greater than the trigger
price, UBS will repay the full principal amount of the
note in cash at maturity.
In this section of the investment guide, we provide an example of a hypothetical investment in a Trigger
Yield Optimization Note. This example is for illustrative purposes only. The actual terms and conditions for any note you purchase will be included in the preliminary terms supplement that you will receive prior to investing in the note.
Sample strategies for selecting an underlying equity
Investment goal
Underlying equity selection
Considerations
Outperform the
underlying equity
Range-bound or "neutral" rated equities
(I.e., equities you expect will not appreciate by
more than the coupons paid on your note)
There
is
no
guarantee
that
the
price
of
the
underlying equity will not appreciate by more than
the coupons paid, resulting in underperformance
Earn higher coupon
rates while limiting
the risk of loss
Bullish or "buy" rated equities
(I.e., equities you believe are undervalued or
that you expect will appreciate significantly)
There
is
no
guarantee
that
the
price
of
the
underlying equity will not close below the trigger
price on the final valuation date, resulting in a loss
on your investment
There
is
no
assurance
that
the
indicated
investment
goal
will
be
achieved.
Investors
may
lose
all
or
a
substantial
portion
of
their
investment
in
the
notes.
Investors
will
not
participate
in
any
appreciation
of
the
underlying
equity
during
the
term
of
the
notes
and
the
notes
may
underperform
a
direct
investment in the underlying equity.

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Trigger Yield Optimization Notes

For purposes of this example investment, we will
assume that you selected cash settlement.
4) Select the trigger price or the coupon rate for
your note
You need to select either the trigger price or the
coupon rate for your note. The trigger price can be set
anywhere from 60% to 90% of the initial price of the
underlying equity. The coupon rate for the note has no
pre-set limits but coupon rates between 5% and 15%
per annum are common.
Your financial advisor will use UBS Equity Investor to
solve for the final parameter of your note. If you
selected the coupon rate, your financial advisor will
solve for the indicative trigger price. If you selected the
trigger price, your financial advisor will solve for the
indicative coupon rate.
For purposes of this example investment, we will
assume that you selected a trigger price equal to 80%
of the initial price of the underlying equity.
We will also
assume that your financial advisor solved for an
indicative coupon rate range of between 9.00% and
10.00% per annum (or between 4.50% and 5.00%
total for six months).
5) Agree on indicative terms and review the
preliminary terms supplement
If you are satisfied with the parameters for your note,
your financial advisor will e-mail you a preliminary
terms supplement summarizing the key terms,
conditions and risks for your note. The preliminary
terms supplement should be read in conjunction with
the base offering documents, including this investment
guide. In the preliminary terms supplement, either the
coupon rate or the trigger price will be represented by
an indicative range (depending on which parameter
your financial advisor solved for).
For purposes of this example investment, we will
assume that the preliminary terms supplement shows a
range on the coupon rate of between 9.00% and
10.00% per annum (or between 4.50% to 5.00% total
for six months).
If you want to receive the top end of the coupon rate
range or bottom of the trigger price range your
financial advisor solved for, you must confirm your
order within 20 minutes of when your financial advisor
generated the
indicative terms. Otherwise, the final parameter will be
set within the indicated range after you confirm your
order with your financial advisor based on market
conditions at that time.
For purposes of this example investment, we will
assume that you do not confirm your order within 20
minutes of when your financial advisor generated the
indicative terms and that the coupon rate will be set
within the indicated range after you confirm your order.
6) Confirm your order with your financial advisor
The deadline for your financial advisor to generate
terms and send you the preliminary terms supplement
is 2pm, Eastern time. The deadline to place an order is
3pm, Eastern time, on the same day you receive the
preliminary terms supplement for your note. This day
will become the trade date for your note. Because you
have a limited amount of time to review the preliminary
terms supplement and accept the terms of your note,
you should carefully review the base offering
documents and be comfortable with the features and
risks of Trigger Yield Optimization Notes prior to
considering your first transaction.
The minimum issue size for creating a note is
$100,000, while the maximum issue size is $4 million.
When deciding how much to invest in any individual
note, consider your market exposure to the underlying
equity and your overall credit exposure to UBS.
Generally, you should not invest more in a note than
you would be willing to invest directly in the underlying
equity. You should also consider your credit exposure
to UBS across your entire portfolio and whether an
investment in the notes might cause you to be overly
concentrated in UBS credit risk.
For purposes of this example investment, we will
assume that you confirm an order with your financial
advisor to invest $100,000 in the note.
7) The final terms for your note are set
The initial price of the underlying equity and the
principal amount per note will each be set equal to the
closing price of the underlying equity on the trade date.
The trigger price will be set below the initial price as
indicated in the preliminary terms supplement. The
coupon rate will be set within the range indicated in the
preliminary terms
supplement and the share factor will
Trigger Yield Optimization Notes
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be set equal to 1.0. These final terms for your note will
be e-mailed to you in a final terms supplement.
Please note that your total order size will be rounded
down if your total order size divided by the principal
amount per note would result in a fractional amount.
For purposes of this example investment, we will
assume that the initial price of the underlying equity is
$25.00, the trigger price is $20.00 (80% of $25.00) and
the coupon rate is set within the range indicated in your
preliminary terms supplement at 9.60% per annum
(equivalent to 4.80% total for six months).
8) Coupon payments on your note
UBS will pay you a monthly coupon based on the
coupon rate for your notes. Each coupon will be split
into two payments as it enters your UBS account, which
facilitates the tax reporting for your note as a
combination of a debt instrument and a put option.
For purposes of this example investment, you would
receive six monthly coupon payments of $800 each
(equal to your $100,000 investment multiplied by the
9.60% per annum coupon rate, divided by 12 months).
The coupon payments for an actual investment in a note
will be based on an 30/360 day count convention.
9) The value of your note prior to maturity
You should be prepared to hold your notes to maturity.
If you wish to sell your notes prior to maturity, you
should be aware that the value of your notes will
fluctuate based on a number of factors, including the
performance of the underlying equity, time remaining to
maturity,
the
implied
volatility
of
the
underlying
equity,
dividends paid on the underlying equity, market interest
rates, the creditworthiness of UBS, the accrued
Hypothetical note terms
Issuer
UBS AG
Maturity
6 months
Selected by you.
Underlying equity
XYZ common stock
Selected by you.
Total principal
amount
$100,000
Selected by you.
Principal amount
$25.00 per note
Equal to the initial price. Also the issue price per note.
Initial price
$25.00 per note
The
closing
price
of
the
underlying
equity
on
the
trade
date.
Trigger price
$20.00
Equal to 80% of the initial price as selected by you.
Coupon rate
9.60% per annum (4.80% total for 6
months)
Within the range indicated in the preliminary terms
supplement.
but unpaid coupon on your note and the fees
embedded in the price of your notes.
Generally, you should not expect upside movements in
the underlying equity to coincide with similar
movement in the value of the notes due to limitations
on your return potential from the coupon rate and
other factors. On the other hand, declines in the price
of the underlying equity may have a significantly
negative effect on the value of your note. Prior to
maturity, the market value of your note may be
significantly less than the principal amount even if the
price of the underlying equity is greater than the
trigger price.
UBS expects to maintain a market in its notes for
clients who wish to sell their notes prior to maturity.
However, UBS is under no obligation to repurchase
your note, and the price you receive from UBS may be
at a discount to the market value of your note. Because
you may not be able to sell your note prior to maturity,
you should be prepared to hold your note to maturity.
If you are able to sell your note prior to maturity, you
may incur a substantial loss even if the price of the
underlying equity is equal to or greater than the trigger
price at that time.
10) The payment at maturity
The return on your notes at maturity will depend upon
the final price of the underlying equity on the final
valuation date relative to the trigger price. Please
remember that any payment on a note, including any
repayment of principal, is subject to the
creditworthiness of UBS. If UBS is unable to repay its
obligations when due, you may lose some or all of your
investment in the notes.
For purposes of this example
investment, we assume the share factor is not adjusted
during the term of the notes.

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Trigger Yield Optimization Notes

Scenario 1: The final price of XYZ stock is $30.00 (a
20% increase from the initial price).
Over the term of the note, you would have received a
total of $4,800 in coupon payments. Because the final
price of XYZ stock is greater than the trigger price, UBS
will repay the full principal amount of the note in cash
at maturity ($25.00 per note or $100,000 total). The
return on your investment would be 4.8%.
Scenario 2: The final price of XYZ stock is $22.00 (a
12% decline from the initial price).
Over the term of the note, you would have received a
total of $4,800 in coupon payments. Even though the
final price of the underlying equity is less than the
initial price, the final price of XYZ stock is greater than
the trigger price. In this scenario, UBS will repay the
full principal amount of the note in cash at maturity
($25.00 per note or $100,000 total). The return on
your investment would be 4.8%.
Scenario 3: The final price of XYZ stock is $15.00 (a
40% decline from the initial price).
Over the term of the note, you would have received a
total of $4,800 in coupon payments. Because the final
price of XYZ stock is less than the trigger price and you
elected cash settlement for your notes, UBS will repay
less than the full principal amount at maturity. In this
case, UBS will pay you for each note you own an
amount in cash equal to the final price of XYZ stock
multiplied by the share factor of 1.0. Since you
purchased 4,000 notes ($100,000 invested at $25 per
note), after accounting for the $4,800 in coupon
payments, you will receive $64,800 at maturity,
representing a total loss of 35.2% on your investment.
Trigger Yield Optimization Notes
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B-13 |
Trigger Yield Optimization Notes
Summary
Trigger Yield Optimization Notes provide the
opportunity to earn fixed coupon payments at a
higher coupon rate than you could receive on a
traditional UBS debt instrument for investors
willing to accept the downside market risk of
individual equities,  subject to a trigger feature
which may potentially limit exposure to negative
market returns at maturity. Therefore, these notes
are not meant to be used as substitutes for
traditional fixed income investments. By using UBS
Equity Investor, your financial advisor can
customize Trigger Yield Optimization Notes for you
across specified parameters to help you meet your
investment goals. However, investing in Trigger
Yield Optimization Notes involves significant risks
and considerations that you should understand.
We discuss some of these key investment risks in
the next section of this guide.
Hypothetical payout on your $100,000 investment (cash settlement)
Final price
Total coupons
paid
Payment at maturity
Return on investment
…
…
…
…
$30.00
$4,800
$100,000
4.8%
$29.00
$4,800
$100,000
4.8%
$28.00
$4,800
$100,000
4.8%
$27.00
$4,800
$100,000
4.8%
$26.00
$4,800
$100,000
4.8%
Initial price
$25.00
$4,800
$100,000
4.8%
$24.00
$4,800
$100,000
4.8%
$23.00
$4,800
$100,000
4.8%
$22.00
$4,800
$100,000
4.8%
$21.00
$4,800
$100,000
4.8%
Trigger price
$20.00
$4,800
$100,000
4.8%
$19.00
$4,800
$76,000
-19.2%
$18.00
$4,800
$72,000
-23.2%
$17.00
$4,800
$68,000
-27.2%
$16.00
$4,800
$64,000
-31.2%
$15.00
$4,800
$60,000
-35.2%
…
…
…
…
$0.00
$4,800
$0
-95.2%

Trigger Yield Optimization Notes
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Key investment risks
Issuer credit risk
Trigger Yield Optimization Notes are unsubordinated,
unsecured debt obligations of UBS AG. Any payment on
a note, including any repayment of principal, is subject
to the creditworthiness of UBS. If UBS is unable to pay
its obligations as they come due, you may lose some or
all of your investment in your note.
Risk of loss
You may be exposed to the downside market risk of
the underlying equity and may lose all or a substantial
portion of your investment depending on how much the
underlying equity declines. Generally, the higher the
interest rate is on a note, the greater the risk of loss
will be on the note. If you receive the share delivery
amount at maturity, the value of any shares received
may decline further from their value as of the final
valuation date.
Potential returns are limited
Potential returns on notes are expected to be limited to
the coupons paid. You will not participate in any
appreciation of the underlying equity, even though will
be subject to the risk of a decline in the price of the
underlying equity.
Fair value considerations
The issue price you pay for the notes will exceed their
estimated initial value as of the trade date due to the
inclusion in the issue price of the underwriting discount,
hedging costs, issuance costs and projected profits. As
of the close of the relevant markets on the trade date,
UBS will determine the estimated initial value of the
notes by reference to its internal pricing models and it
will be set forth in the relevant final terms supplement.
You will also receive an indicative range for the
estimated initial value in the preliminary terms
supplement. These pricing models incorporate, among
other variables, an internal funding rate that is typically
lower than the rate UBS pays on conventional debt of a
similar
term.
Use
of
an
internal
funding
rate
generally
reduces the economic value of the notes and may
adversely affect any secondary market pricing on the
notes.
Performance prior to maturity.
In addition to the
performance of the underlying equity, fees embedded in
the issue price of a note and market factors that
influence the price of bonds and options generally will
also influence the value of a note prior to maturity.
Therefore, the value of a note prior to maturity may be
more or less than its issue price and may be substantially
different than the payment expected at maturity. You
must hold your note to maturity to receive the stated
payout, including any repayment of principal.
No guarantee of liquidity
No offering of the notes will be listed or displayed on any
securities exchange or any electronic communications
network. A secondary trading market for the notes may
not develop. UBS Securities LLC and other affiliates of
UBS may make a market in the notes, although they are
not required to do so and may stop making a market at
any time. The price, if any, at which you may be able to
sell your notes prior to maturity could be at a substantial
discount from the issue price to public and to its intrinsic economic value; and as a result, you may suffer
substantial losses.
No dividends or voting rights
In owning a note rather than owning the underlying
equity directly, you give up certain benefits associated
with direct ownership. If the underlying equity pays a
dividend, that dividend will not be paid out to you. You
also will not have voting rights that direct owners may
have.
Investing in Trigger Yield Optimization Notes involves significant risks. Below, we summarize some of the key risks. However, prior to investing in any notes, you should carefully review the more detailed discussion of risks in the base offering documents and in the preliminary terms supplement you receive from your financial advisor.

Potential conflicts
UBS and its affiliates may play a variety of roles in
connection with a note, including acting as calculation
agent and hedging UBS' obligations under the note. In
performing these duties, the economic interests of the
calculation agent and other UBS affiliates may be
adverse to your interests as a note investor.
Additionally, our affiliates will derive compensation from
sales of the notes.
Taxation
The tax treatment of a note is complex. The base
offering documents contain a tax disclosure discussing
the expected federal income tax consequences of
investing in a note. Significant aspects of the tax
treatment of a note may be uncertain. UBS Financial
Services Inc. and its employees do not provide tax
advice. You should consult your own tax advisor about
your own tax situation before investing in any notes.

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Trigger Yield Optimization Notes

Where to find additional information

For additional information about UBS AG, the issuer of the notes, please visit the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. You can also find additional information at www.ubs.com/investors.

In the prospectus supplement, of which this investment guide is an annex (and which also includes a sample final terms supplement), you will find links to the product supplement and the base prospectus (collectively, with the prospectus supplement, the base offering documents) for the notes, which you should read and understand prior to investing in any notes. To get back to the beginning of the prospectus supplement, click here. The other base offering documents are available on page ii of the prospectus supplement.

Your financial advisor can also send you physical copies of these documents free of charge.

Trigger Yield Optimization Notes | B-16

Calculation agent
UBS Securities LLC is the calculation agent for the
notes. The calculation agent may have considerable
discretion in calculating the amounts payable in respect
to the notes, and you should be aware of potential
conflicts of interest between the calculation agent's role
and your interest as a holder of the notes prior to
making an investment.
Coupon rate
UBS will pay periodic coupons on the notes. The
coupon rate is a percentage that expresses the per
annum rate of the coupon payments. The frequency of
coupon payments and the coupon rate for any
particular offering will be specified in the preliminary
terms supplement which you will receive prior to
making an investment.
Day count convention
The coupon payments on the notes will accrue daily at
the coupon rate on the basis of a 30/360 day count
convention, which assumes that each month has 30
days and each year has 360 days. This day count
convention helps to ensure that the periodic coupon
payments are made in equal amounts under most
circumstances.
Final price
The final price is the closing price of the underlying
equity on the final valuation date, as determined by the
calculation agent.
Final valuation date
The final valuation date will be disclosed in the
preliminary terms supplement you receive. The final
valuation date may be subject to postponement if
certain market disruption events occur.
Final terms supplement
The final terms supplement is the prospectus that
contains the final terms of your note and will be e-
mailed to you on the trade date after the final terms for
your note have been set and the trade has been
executed.
Glossary
Initial price
The initial price is the closing price of the underlying
equity on the trade date, as determined by the
calculation agent. Since you must place your order
before the market closes on the trade date, you will not
know the exact initial price at that time. The initial price will be disclosed in the final terms supplement.
Issue price
The issue price is the price you pay per note and is set
equal to the initial price. Since you must place your
order before the market closes on the trade date, you
will not know the exact issue price at the time you
place your order. The issue price (and initial price) will
be disclosed in the final terms supplement.
Implied volatility
Implied volatility of a stock is a forward-looking
measure of a equity’s price variation that is derived
from the market price of options on that equity.
Maturity date
The maturity date is the date on which UBS will pay
you the cash or shares which you are owed in
accordance with the terms of your note. UBS will also
pay you the final coupon payment on the maturity
date. The maturity date will be disclosed in the
preliminary terms supplement and is typically three
business days after the final valuation date. The
maturity date may be subject to postponement if the
final valuation date is postponed.
Preliminary terms supplement
The preliminary terms supplement is the prospectus
that summarizes the preliminary terms and conditions
of your note as well as certain key risks. You must
review and confirm the preliminary terms with your
financial advisor before placing your order for your
notes.
Share factor
The share factor is initially set equal to one and will be
subject to adjustments in the case of certain corporate
events.

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Trigger Yield Optimization Notes

Trigger Yield Optimization Notes
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Trade date
The trade date is the date on which you place your
order for a note. On this date, the trade is executed
and the initial price, trigger price and coupon rate of
your note are fixed.
Trigger price
A feature designed to potentially limit some downside
exposure to the negative returns of an underlying
equity at maturity. The trigger price is a specified price
of the underlying equity that is below the initial price
set forth in the applicable final terms supplement.
Underlying equity
The underlying equity may be the common stock or
American depositary share of a specific company or the
share of an ETF.
UBS Financial Services Inc. is a subsidiary of UBS AG.